EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 75 to the Registration Statement (the “Registration Statement”) of MFS Variable Insurance Trust II (the “Trust”) (File Nos. 2-83616 and 811-3732), of my opinion dated October 1, 2007, appearing in Post-Effective Amendment No. 40 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on October 1, 2007.

 CHRISTOPHER R. BOHANE

 Christopher R. Bohane

 Senior Vice President and Deputy General Counsel

Boston, Massachusetts

April 26, 2024